Exhibit 4.12

AMENDMENT AND LIMITED WAIVER TO THE NOTE AGREEMENTS

This AMENDMENT AND LIMITED WAIVER TO THE NOTE AGREEMENTS (this “Amendment and Waiver”) is dated as of June 22, 2009 and is made with reference to (i) that certain Purchase Agreement dated as of July 17, 2006 (as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008, that certain Second Amendment to Purchase Agreement dated as of September 26, 2008 and that certain Amendment and Limited Waiver to the Note Agreements dated as of April 1, 2009 (the “April Amendment”)), among NextWave Wireless LLC, a Delaware limited liability company (“NextWave”), PacketVideo Corporation, a Delaware corporation (“PacketVideo”), as a guarantor, certain other guarantors named therein, certain purchasers named therein and The Bank of New York (“BONY”), as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Purchase Agreement”), (ii) that certain Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008 (as amended by the April Amendment), among NextWave, NextWave Wireless Inc., a Delaware corporation (“Parent”), PacketVideo, as a guarantor, certain other guarantors named therein, certain purchasers named therein and BONY, as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Purchase Agreement”), and (iii) that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008 (as amended by the April Amendment), among NextWave, Parent, PacketVideo, as a guarantor, certain other guarantors named therein, certain purchasers named therein and BONY, as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Third Lien Exchange Agreement”, and together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, each a “Note Agreement” and, collectively, the “Note Agreements”).  Capitalized terms used, but not defined herein, shall have the respective meanings ascribed thereto in the applicable Note Agreement.

WHEREAS, NextWave, NextWave Broadband Inc., a Delaware corporation, a wholly-owned subsidiary of NextWave and the holder of all Capital Stock of PacketVideo (“Broadband”), and PacketVideo are in discussions with NTT DoCoMo, Inc. (“docomo”) regarding the sale to docomo of up to 35% of the Capital Stock of PacketVideo (the “PV docomo Shares”) for an aggregate purchase price of $45.5 million, payable in cash at closing, on the additional terms and conditions described below and such other terms and conditions as will be negotiated between the parties (the “PV Sale”);

WHEREAS, as a condition precedent to the consummation of the PV Sale and the entry into material documentation regarding the Secured Working Capital Line, PacketVideo shall be released from all guaranty and security obligations under the Note Agreements, the Security Agreements and the Guaranties and the PV docomo Shares shall not be included in the Collateral under each respective Security Agreement and each respective Collateral Agent’s Lien with respect to the PV docomo Shares shall be released (collectively, the “Release Condition”);

WHEREAS, in order to permit NextWave and Broadband to satisfy the Release Condition, and to facilitate the intercreditor arrangements in connection with NextWave’s Secured Working Capital Line previously authorized by the noteholders, the noteholders party hereto are willing to (i) waive compliance with Section 5.9 of each respective Note Agreement on an ongoing basis solely as it relates to PacketVideo (and any subsidiary thereof) being a Guarantor and a grantor under each respective Security Agreement, (ii) consent to the termination by each respective Collateral Agent under each Note Agreement of all obligations of PacketVideo under the respective Guaranty and the respective Security Agreement in connection with such Note Agreement, and (iii) consent to the termination by each respective Collateral Agent of the obligations of Broadband to pledge or otherwise encumber the PV docomo Shares under each respective Security Agreement executed in connection with each Note Agreement, such consents set forth in clauses (i) and (ii) hereof being effective upon the earlier of execution of definitive documentation for the Secured Working Capital Line or immediately prior to the consummation of the PV Sale and the consent set forth in clause (iii) hereof being effective immediately prior to the consummation of the PV Sale;

WHEREAS, to the extent PacketVideo issues shares of its Capital Stock at a price per share that implies an equity value for PacketVideo that is less than the $130 million implied by the PV Sale, docomo will be issued additional shares for no consideration, in order to maintain overall shareholdings in PacketVideo valued at $45.5 million (the “Anti-Dilution Shares”);

WHEREAS, in connection with the PV Sale, from and after the earliest of (i) July 31, 2010, (ii) the date on which a mutually agreed milestone, as set forth in the technology collaboration agreement to be entered into by PacketVideo and docomo, is accomplished, or (iii) the date on which any creditor or other party initiates action to enforce any loan, guaranty or lien in excess of $5 million against Parent or any of its affiliates, docomo will have the option to purchase all of Broadband’s remaining interests in PacketVideo for fair market value, as determined by an independent third party appraiser mutually agreeable to docomo and Broadband as selected pursuant to the terms of the definitive documentation for the PV Sale (the “PV Option”);

WHEREAS, in connection with the PV Sale, PacketVideo intends to establish an incentive equity pool providing for the issuance of up to 15% of PacketVideo’s fully-diluted Capital Stock to employees as incentive compensation (the “Equity Plan”);

WHEREAS, Section 5.14(a)(B) of the First Lien Purchase Agreement, Section 5.14(a)(2) of the Second Lien Purchase Agreement and Section 5.14(a)(2) of the Third Lien Exchange Agreement (collectively, the “Net Proceeds Requirements”) each prohibit NextWave and Broadband from entering into any Asset Sale, including pursuant to the PV Option, the issuance of the Antidilution Shares and/or the Equity Plan, unless NextWave or Broadband receives consideration at the time of such Asset Sale that yields

Net Proceeds greater than the aggregate original purchase price paid for such assets, including such Capital Stock;

WHEREAS, the noteholders party hereto are willing to waive the Net Proceeds Requirements solely for the purpose of allowing NextWave and Broadband to establish the Equity Plan, issue the Anti-Dilution Shares and consummate the PV Option in connection with the PV Sale;

WHEREAS, Section 5.12(b)(i), Section 5.12(b)(ii) and Section 5.23 of each Note Agreement do not permit Parent and its Subsidiaries (i) to create any restriction on PacketVideo’s ability (a) to pay dividends or make any other distributions on its Capital Stock and (b) to repay PacketVideo’s indebtedness to Parent and any of its Subsidiaries and (ii) to amend PacketVideo’s Organizational Documents in a manner adverse to the Holders under each Note Agreement without the consent of the Required Holders under such Note Agreement;

WHEREAS, the noteholders party hereto are willing to waive compliance by the Parent and its Subsidiaries with the requirements of Sections 5.12(b)(i), 5.12(b)(ii) and 5.23 of each Note Agreement solely for the purpose of allowing NextWave to consummate the PV Sale and the transactions thereby contemplated as set forth below;

WHEREAS, Broadband has reached a settlement (the “HP Settlement Agreement”) with Hewlett-Packard Company, the sublessor of its Valley Center Drive leased facility (“Sublessor”), whereby in consideration of a full release and early termination of the sublease (representing a long term remaining contractual obligation of $13,172,000 in the aggregate), Broadband has agreed to (i) relinquish the cash security deposit and the letter of credit (consisting of approximately $850,000 in the aggregate), (ii) pay Sublessor $250,000 in cash, and (iii) issue to Sublessor an unsecured promissory note (the “HP Note”) in the aggregate principal amount of $2 million (with $1 million payable in November 2010 and $1 million payable in May 2011) (the amounts set forth in clauses (i), (ii) and (iii), collectively, the “HP Payments”);

WHEREAS, in connection with the HP Payments and the entry into and consummation of the transactions contemplated by the HP Settlement Agreement, the noteholders party hereto are willing to waive compliance by NextWave and Broadband with Section 5.13 of each respective Note Agreement in order to permit the issuance by NextWave or Broadband of the HP Note; and

WHEREAS, as contemplated by the April Amendment and Section 5.13(g) of each Note Agreement, the noteholders party hereto have agreed to amend certain provisions of the Note Agreements in order to facilitate implementation of the Secured Working Capital Line and to make certain other amendments to the Note Agreements as set forth below.

NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the noteholders party hereto to enter into this Amendment and Waiver and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Release Condition.  Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein, the Required Holders under each Note Agreement hereby (i) waive compliance with Section 5.9 of each respective Note Agreement solely as such section relates to PacketVideo (or any subsidiary thereof) being a Guarantor under such Note Agreement and a grantor under each respective Security Agreement, such waiver to be effective upon the earlier of execution of definitive documentation for the Secured Working Capital Line or immediately prior to the consummation of the PV Sale (ii) waive compliance with Section 5.9 of each respective Note Agreement solely as such section relates to Broadband’s obligation to pledge the PV docomo Shares under each respective Security Agreement, such waiver to be effective immediately prior to the consummation of the PV Sale, (iii) direct each respective Collateral Agent to execute and deliver such amendments to the respective Security Agreements as are necessary to release PacketVideo from any and all obligations of a grantor thereunder, such direction and consent to be effective upon the earlier of execution of definitive documentation for the Secured Working Capital Line or immediately prior to the consummation of the PV Sale (iv) direct each respective Collateral Agent to execute and deliver such amendments or terminations as are necessary to release PacketVideo from any and all obligations as a Guarantor under each respective Guaranty, such direction and consent to be effective upon the earlier of execution of definitive documentation for the Secured Working Capital Line or immediately prior to the consummation of the PV Sale and (v) direct each respective Collateral Agent to execute and deliver such amendments or terminations as are necessary to release such Collateral Agent’s security interest in the PV docomo Shares, such direction and consent to be effective immediately prior to the consummation of the PV Sale.

Section 2. Anti-Dilution Shares; Net Proceeds Requirement; PV Option.  Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein (A) (i) the Required Holders under the First Lien Purchase Agreement hereby waive compliance with Section 5.14(a)(B) of the First Lien Purchase Agreement, (ii) the Required Holders under the Second Lien Purchase Agreement hereby waive compliance with Section 5.14(a)(2) of the Second Lien Purchase Agreement, and (iii) the Required Holders under the Third Lien Exchange Agreement hereby waive compliance with Section 5.14(a)(2) of the Third Lien Exchange Agreement, in each case only to the extent necessary to permit PacketVideo to establish the Equity Plan, issue the Anti-Dilution Shares and consummate the PV Option, (B) (i) the Required Holders under the First Lien Purchase Agreement hereby waive compliance with Section 5.12(b)(i) of the First Lien Purchase Agreement, (ii) the Required Holders under the Second Lien Purchase Agreement hereby waive compliance with Section 5.12(b)(i) of the Second Lien Purchase Agreement, and (iii) the Required Holders under the Third Lien Exchange Agreement hereby waive compliance with Section 5.12(b)(i) of the Third Lien Exchange Agreement, in each case only to the extent necessary to permit Broadband to consummate the PV Option, (C) the Required Holders under each Note Agreement hereby waive compliance with Section 5.9 of each respective Note Agreement solely as such section relates to Broadband’s obligation to pledge the Capital Stock of PacketVideo under each respective Security Agreement, only to the extent necessary to permit PacketVideo to establish the Equity Plan, issue the Anti-Dilution Shares and consummate the PV Option, such waiver to be effective immediately upon the delivery by NextWave of notice to each respective Collateral Agent of the establishment of the Equity Plan, issuance of the Anti-Dilution Shares or consummation of the PV Option, as applicable, and (D) the Required Holders under each Note Agreement hereby direct each respective Collateral Agent to execute and deliver such amendments or terminations as are necessary to release such Collateral Agent’s security interest in the Capital Stock of PacketVideo under each respective Security Agreement, only to the extent necessary to permit PacketVideo to establish the Equity Plan, issue the Anti-Dilution Shares and consummate the PV Option, such direction and consent to be effective immediately upon the delivery by NextWave of notice to each respective Collateral Agent of the establishment of the Equity Plan, issuance of the Anti-Dilution Shares or consummation of the PV Option, as applicable.

Section 3. Execution of Definitive Documentation for PV Sale.  Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein (i) the Required Holders under the First Lien Purchase Agreement hereby waive compliance with Sections 5.12(b)(i), 5.12(b)(ii) and 5.23 of the First Lien Purchase Agreement, (ii) the Required Holders under the Second Lien Purchase Agreement hereby waive compliance with Sections 5.12(b)(i), 5.12(b)(ii) and 5.23 of the Second Lien Purchase Agreement, and (iii) the Required Holders under the Third Lien Exchange Agreement hereby waive compliance with Sections 5.12(b)(i), 5.12(b)(ii) and 5.23 of the Third Lien Exchange Agreement, in each case only to the extent necessary to permit PacketVideo to enter into definitive documentation (and to consummate the transactions necessary to accomplish the intent thereof) with respect to the PV Sale, which documentation may (A) require conversion of all intercompany Indebtedness of PacketVideo to Parent or any of its Subsidiaries into equity of PacketVideo without cost or adverse tax consequence to PacketVideo or its Subsidiaries except for certain working capital advances made to PacketVideo in Fiscal Year 2009 not to exceed $15 million in the aggregate, (B) require payment of dividends on the Capital Stock of PacketVideo owned by docomo, and (C) amend the Organizational Documents of PacketVideo to permit the establishment of the Equity Plan, issuance of the Anti-Dilution Shares and consummation of the PV Option.

Section 4. HP Note Issuance.  Subject to the terms and conditions of this Amendment and Waiver, and solely to the extent described herein (i) the Required Holders under the First Lien Purchase Agreement hereby waive compliance with Section 5.13 of the First Lien Purchase Agreement, (ii) the Required Holders under the Second Lien Purchase Agreement hereby waive compliance with Section 5.13 of the Second Lien Purchase Agreement, and (iii) the Required Holders under the Third Lien Exchange Agreement hereby waive compliance with Section 5.13 of the Third Lien Exchange Agreement, in each case only to the extent necessary to permit NextWave or Broadband, as the case may be, to issue the HP Note.

Section 5. Limitation of Waiver.  Each limited waiver set forth above shall be limited precisely as written and relate solely to the noncompliance of the Note Parties with the provisions of Sections 5.9, 5.12(b)(i), 5.12(b)(ii), 5.13, 5.14(a)(B) and 5.23 of the First Lien Purchase Agreement, Sections 5.9, 5.12(b) (i), 5.12(b)(ii), 5.13, 5.14(a)(2) and 5.23 of the Second Lien Purchase Agreement and Sections 5.9, 5.12(b) (i), 5.12(b)(ii), 5.13, 5.14(a)(2) and 5.23 of the Third Lien Exchange Agreement in the manner and to the extent described in Sections 1, 2, 3 and 4 of this Amendment and Waiver.  Except as explicitly set forth herein, nothing in this Amendment and Waiver shall be deemed to constitute an amendment of or a waiver of compliance by any Note Party with respect to Sections 5.9, 5.12(b)(i), 5.12(b)(ii), 5.13, 5.14(a)(B) or 5.23 of the First Lien Purchase Agreement, Sections 5.9, 5.12(b)(i), 5.12(b)(ii), 5.13, 5.14(a)(2) or 5.23 of the Second Lien Purchase Agreement or Sections 5.9, 5.12(b) (i), 5.12(b)(ii), 5.13, 5.14(a)(2) or 5.23 of the Third Lien Exchange Agreement in any other instance or with respect to any other term, provision or condition of any of the Note Agreements or any other instrument or agreement referred to therein.  Except as expressly set forth herein, the terms, provisions and conditions of the Note Agreements shall remain in full force and effect and in all other respects are hereby ratified and confirmed, and nothing in this Amendment and Waiver shall be deemed to prejudice any right or remedy that any Holder may now have (except to the extent the same was based upon existing defaults that will not exist after giving effect to this Amendment and Waiver) or may have in the future under or in connection with any Note Agreement or any other instrument or agreement referred to therein.

Section 6. Amendments Relating to the PV Sale.

(a) Amendments to the First Lien Purchase Agreement.

(i) The definition of “Permitted Investments” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Permitted Investments” means, with respect to any Person, (i) Investments in cash and Cash Equivalents, (ii) Investments in securities of trade creditors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or (y) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment, (iii) Investments in the Notes, the Second Lien Notes, the Exchange Notes and the instruments representing the Indebtedness issued and outstanding under the Secured Working Capital Line, (iv) Investments in existence on the Effective Date and set forth on Schedule 9.1 of the Second Lien Note Purchase Agreement, (v) advances to employees and officers of Note Parties of up to $500,000 in the aggregate to fund purchases of Capital Stock of the Company under any stock option plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of the Guarantors to such employees and officers to fund such purchases, (vi) guarantees of Indebtedness to the extent permitted pursuant to Section 5.13, (vii) Investments in payment intangibles, chattel paper and accounts (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Note Party, or (viii) Investments by (w) any Note Party in any other Note Party, (x) any Subsidiary of the Company that is not a Note Party in any other Subsidiary of the Company that is not a Note Party, or (y)  any Subsidiary of the Company that is not a Note Party in any Note Party, provided, however, that the resulting Indebtedness of such Note Party to such Subsidiary shall be subordinated (I) so long as the Notes are outstanding, to the Notes, (II) so long as any Second Lien Indebtedness is outstanding, to the Second Lien Indebtedness and (III) so long as any Third Lien Indebtedness is outstanding, to the Third Lien Indebtedness, or (z) any Note Party in any Subsidiary of the Company that is not a Note Party, provided, however, that Investments in any such Subsidiary that is not a Note Party, other than such Investments existing on the Effective Date and listed on Schedule 9.1 of the Second Lien Note Purchase Agreement, shall not be permitted unless the Budget Condition and the Named Businesses Condition have been met for the monthly period immediately preceding such Investment and would be met on a pro forma basis, after giving effect to such Investment, as of the end of the current monthly period; provided, further, that from and after the date of release of PacketVideo Corporation as a Guarantor under the Guaranty and a grantor under the Security Agreement, no Investments in PacketVideo Corporation or any Subsidiary thereof shall be permitted under this clause (z) except for the Investments that were made before such date.”

(ii) The first sentence of Section 5.9(a) of the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“In the event that, after the Closing Date, the Company or any Subsidiary of the Company forms or acquires a License Subsidiary or any other Material Subsidiary, the Company will promptly notify the Collateral Agent (who shall notify the Holders) of that fact and cause each such License Subsidiary and Material Subsidiary to execute and deliver to the Collateral Agent a counterpart of the Guaranty and the Security Agreement and, if applicable, shall cause the immediate parent of such Subsidiary (including any such Foreign Subsidiary) to execute a counterpart of the Security Agreement, and, in each case, all such further documents and instruments as may be necessary or, in the opinion of the Required Holders, or the Collateral Agent, desirable to create a valid and perfected First Priority Lien on all of the assets of such Subsidiary that constitute Collateral, as well as a pledge of the Subsidiary’s Capital Stock.”

(iii) Section 5.27 of the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“5.27           License Subsidiaries; PacketVideo Corporation.

The Company covenants and agrees that (i) from and after the Closing Date, it shall cause each FCC License and Spectrum Lease to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that (a) is a wholly-owned direct or indirect Subsidiary of the Company, (b) does not engage in any business or activity other than the ownership and use of one or more FCC Licenses and/or Spectrum Leases and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses and/or Spectrum Leases and Capitol Stock of a Subsidiary with operating personnel for FCC-related business, and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Note Documents, the Second Lien Documents, the Exchange Note Documents or the Secured Working Capital Line, liabilities imposed by laws, including tax liabilities, or other liabilities incidental to its existence and permitted business and activities (any corporation, limited liability company, or limited partnership satisfying the foregoing requirements, a “License Subsidiary”) and (ii) from and after the date of release of PacketVideo Corporation as a Guarantor under the Guaranty and a grantor under the Security Agreement, neither PacketVideo Corporation nor any of its Subsidiaries shall be a License Subsidiary and no assets that would constitute Collateral had such assets been held by the Parent, the Company or any Guarantor shall be held or acquired by PacketVideo Corporation or any of its Subsidiaries, and in the event that PacketVideo Corporation or any of its Subsidiaries acquires any such assets notwithstanding the restrictions contained in this paragraph, it shall immediately transfer such assets to the Company or a License Subsidiary that is a Guarantor.”

(b) Amendments to the Second Lien Purchase Agreement.

(i) The definition of “Permitted Investments” in the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Permitted Investments” means, with respect to any Person, (i) Investments in cash and Cash Equivalents, (ii) Investments in securities of trade creditors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or (y) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment, (iii) Investments in the Notes, the First Lien Notes and the instruments representing the Indebtedness issued and outstanding under the Secured Working Capital Line, (iv) Investments in existence on the date hereof and set forth on Schedule 9.1, (v) advances to employees and officers of Note Parties of up to $500,000 in the aggregate to fund purchases of Capital Stock of the Company under any stock option plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of the Guarantors to such employees and officers to fund such purchases, (vi) guarantees of Indebtedness to the extent permitted pursuant to Section 5.13, (vii) Investments in payment intangibles, chattel paper and accounts (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with past practice of the Note Party, or (viii) Investments by (w) any Note Party in any other Note Party, (x) any Subsidiary of the Company that is not a Note Party in any other Subsidiary of the Company that is not a Note Party, or (y)  any Subsidiary of the Company that is not a Note Party in any Note Party, provided, however, that the resulting Indebtedness of such Note Party to such Subsidiary shall be subordinated (I) so long as any First Lien Obligations are outstanding, to the First Lien Obligations, (II) so long as any Second Lien Obligations are outstanding, to the Second Lien Obligations and (III) so long as any Third Lien Obligations are outstanding, to the Third Lien Obligations, or (z) any Note Party in any Subsidiary of the Company that is not a Note Party, provided, however, that Investments in any such Subsidiary that is not a Note Party, other than such Investments existing on the date hereof and listed on Schedule 9.1, shall not be permitted unless the Budget Condition and the Named Businesses Condition have been met for the monthly period immediately preceding such Investment and would be met on a pro forma basis, after giving effect to such Investment, as of the end of the current monthly period; provided, further, that from and after the date of release of PacketVideo Corporation as a Guarantor under the Guaranty and a grantor under the Security Agreement, no Investments in PacketVideo Corporation or any Subsidiary thereof shall be permitted under this clause (z) except for the Investments that were made before such date.”

(ii) Section 5.28 of the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“5.28           License Subsidiaries; PacketVideo Corporation.

The Company and each of its Subsidiaries (i) shall cause each FCC License and Spectrum Lease to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that (a) is a wholly-owned direct or indirect Subsidiary of the Company, (b) does not engage in any business or activity other than the ownership and use of one or more FCC Licenses and/or Spectrum Leases and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses and/or Spectrum Leases and Capitol Stock of a Subsidiary with operating personnel for FCC-related business, and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Note Documents, the First Lien Documents, the Secured Working Capital Line or the Exchange Note Documents, liabilities imposed by laws, including tax liabilities, or other liabilities incidental to its existence and permitted business and activities (any corporation, limited liability company, or limited partnership satisfying the foregoing requirements, a “License Subsidiary”) and (ii) from and after the date of release of PacketVideo Corporation as a Guarantor under the Guaranty and a grantor under the Security Agreement, (a) shall cause PacketVideo Corporation and each of its Subsidiaries not to be a License Subsidiary, (b) shall not permit PacketVideo Corporation or any of its Subsidiaries to hold or acquire any assets that would constitute Collateral had such assets been held by the Parent, the Company or any Guarantor, and (c) in the event that PacketVideo Corporation or any of its Subsidiaries acquires any such assets notwithstanding the restrictions contained in this paragraph, shall cause PacketVideo Corporation or such Subsidiary to immediately transfer such assets to the Company or a License Subsidiary that is a Guarantor.”

(iii) Section 8.1(b) of the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(b)           Asset Sales.  Subject to the terms of Section 5.14, following the satisfaction in full of the First Lien Obligations, within three (3) Business Days of any Asset Sale consummated simultaneously with or after the satisfaction in full of the First Lien Obligations, the Company shall make a redemption of the Notes and the notes representing the Company’s obligations under the Secured Working Capital Line on a pro rata basis (based on the aggregate outstanding principal amount thereof) in an amount equal to the Net Proceeds of such Asset Sale (or, in the case of any redemption of the Notes and the notes representing the Company’s obligations under the Secured Working Capital Line occurring simultaneously with the satisfaction in full of the First Lien Obligations, any excess Net Proceeds of such Asset Sale following the satisfaction in full of the First Lien Obligations), at a redemption price equal to the Redemption Amount (and in the case of the notes representing the Company’s obligations under the Secured Working Capital Line, the “Redemption Amount” as defined in the definitive note purchase agreement entered into in connection with the Secured Working Capital Line) of the Notes and the notes representing the Company’s obligations under the Secured Working Capital Line, as applicable, to be redeemed; provided that the Company shall not be required to redeem any Notes under this Section 8.1(b) or any notes representing the Company’s obligations under the Secured Working Capital Line under Section 8.1(b) of the definitive note purchase agreement entered into in connection with the Secured Working Capital Line until the aggregate Principal Amount of the Notes and the notes representing the Company’s obligations under the Secured Working Capital Line to be redeemed shall exceed $2,500,000.  For the avoidance of doubt, if any redemption of the Notes under this Section 8.1(b) and the notes representing the  Company’s obligations under the Secured Working Capital Line under Section 8.1(b) of the definitive note purchase agreement entered into in connection with the Secured Working Capital Line shall occur simultaneously with the satisfaction in full of the First Lien Obligations, then the amount of the redemption required by this Section 8.1(b) and Section 8.1(b) of the definitive note purchase agreement entered into in connection with the Secured Working Capital Line shall be reduced, on a pro rata basis (based on the aggregate outstanding principal amount of the Notes and the notes representing the Company’s obligations under the Secured Working Capital Line), by the amount so used to satisfy First Lien Obligations.”

(c) Amendments to the Third Lien Purchase Agreement.

(i) Section 5.28 of the Third Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“5.28           License Subsidiaries; PacketVideo Corporation.

Parent Issuer and each of its Subsidiaries (i) shall cause each FCC License and Spectrum Lease to be held directly by a corporation, limited liability company, or limited partnership organized under the laws of a jurisdiction in the United States that (a) is a wholly-owned direct or indirect Subsidiary of Parent Issuer, (b) does not engage in any business or activity other than the ownership and use of one or more FCC Licenses and/or Spectrum Leases and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses and/or Spectrum Leases and Capitol Stock of a Subsidiary with operating personnel for FCC-related business, and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Note Documents, the First Lien Documents, the Second Lien Documents or the Secured Working Capital Line, liabilities imposed by laws, including tax liabilities, or other liabilities incidental to its existence and permitted business and activities (any corporation, limited liability company, or limited partnership satisfying the foregoing requirements, a “License Subsidiary”) and (ii) from and after the date of release of PacketVideo Corporation as a Guarantor under the Guaranty and a grantor under the Security Agreement, (a) shall cause PacketVideo Corporation and each of its Subsidiaries not to be a License Subsidiary, (b) shall not permit PacketVideo Corporation or any of its Subsidiaries to hold or acquire any assets that would constitute Collateral had such assets been held by the Parent, the Company or any Guarantor, and (c) in the event that PacketVideo Corporation or any of its Subsidiaries acquires any such assets notwithstanding the restrictions contained in this paragraph, shall cause PacketVideo Corporation or such Subsidiary to immediately transfer such assets to the Company or a License Subsidiary that is a Guarantor.”

Section 7. Working Capital Line Amendments.

(a) Amendments to the First Lien Purchase Agreement.

(i) The definition of “Asset Sales” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Asset Sales” means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the

Company or any of its Subsidiaries to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Capital Stock of any of the Company’s Subsidiaries, provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.15 and not by the provisions of Section 5.14.  In addition, the term “Asset Sale” shall exclude:

(a)               sales or other dispositions of obsolete, damaged, surplus, worn-out, condemned, unsuitable or not required property and equipment;

(b)               licensing of intellectual property in the ordinary course of business;

(c)               sale or transfer of cash or Cash Equivalents in the ordinary course of business;

(d)               any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(e)               any sale or disposition of property or assets by a Subsidiary to the Company or a Guarantor, or by a Subsidiary that is not a Guarantor to another Subsidiary that is not a Guarantor;

(f)                         any transaction or series of related transactions resulting in aggregate gross proceeds to the Company and its Subsidiaries of $250,000 or less; and

(g)               any sale or disposition of Working Capital Collateral securing the Secured Working Capital Line.”

(ii) Clause (iii) of the definition of “Restricted Payments” in the First Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of Company or Parent now or hereafter outstanding (other than the Warrants, the Warrant Shares, any warrants issued in connection with the Second Lien Note Purchase Agreement or the Secured Working Capital Line or, if applicable, Purchaser Units) and”

(b) Amendments to the Second Lien Purchase Agreement.

(i) The definition of “Asset Sales” in the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Asset Sales” means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the Company or any of its Subsidiaries to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Capital Stock of any of the Company’s Subsidiaries, provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.15 and not by the provisions of Section 5.14.  In addition, the term “Asset Sale” shall exclude:

(a)               sales or other dispositions of obsolete, damaged, surplus, worn-out, condemned, unsuitable or not required property and equipment;

(b)               licensing of intellectual property in the ordinary course of business;

(c)               sale or transfer of cash or Cash Equivalents in the ordinary course of business;

(d)               any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(e)               any sale or disposition of property or assets by a Subsidiary of the Company to the Company or a Guarantor, or by a Subsidiary of the Company that is not a Guarantor to another Subsidiary of the Company that is not a Guarantor;

(f)                         any transaction or series of related transactions resulting in aggregate gross proceeds to the Company and its Subsidiaries of $250,000 or less; and

(g)               any sale or disposition of Working Capital Collateral securing the Secured Working Capital Line.”

(ii) Clause (iii) of the definition of “Restricted Payments” in the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

“(iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of the Company or Parent now or hereafter outstanding (other than the Warrants, any outstanding warrants issued pursuant to the First Lien Warrant Agreement or any warrants issued in connection with the Secured Working Capital Line) and”

(iii) The definition of “Note Documents” in the Second Lien Purchase Agreement is hereby amended and restated in its entirety as follows:

““Note Documents” means this Agreement, the Notes, the Warrants, the Warrant Agreements, the Registration Rights Agreement, the Guaranty, the Parent Guaranty, the Collateral Documents, the Collateral Agency Agreement, the Intercreditor Agreement, and all certificates, instruments and other documents made or delivered in connection herewith and therewith; provided, however, that solely as used in Sections 5.10(b) and 5.14(a)(1), the term “Note Documents” shall be deemed to include any definitive note purchase agreement entered into in connection with the Secured Working Capital Line.”

(c) Amendments to the Third Lien Exchange Agreement.

(i) The definition of “Asset Sales” in the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

““Asset Sales” means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by Parent Issuer or any of its Subsidiaries to any Person of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Capital Stock of any of Parent Issuer’s Subsidiaries, provided that the sale, conveyance or other disposition of all or substantially all of the assets of Parent Issuer and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.15 and not by the provisions of Section 5.14.  In addition, the term “Asset Sale” shall exclude:

(a)               sales or other dispositions of obsolete, damaged, surplus, worn-out, condemned, unsuitable or not required property and equipment;

(b)               licensing of intellectual property in the ordinary course of business;

(c)               sale or transfer of cash or Cash Equivalents in the ordinary course of business;

(d)               any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(e)               any sale or disposition of property or assets by a Subsidiary of Parent Issuer to Parent Issuer or a Guarantor, or by a Subsidiary of Parent Issuer that is not a Guarantor to another Subsidiary of Parent Issuer that is not a Guarantor;

(f)                         any transaction or series of related transactions resulting in aggregate gross proceeds to Parent Issuer and its Subsidiaries of $250,000 or less; and

(g)               any sale or disposition of Working Capital Collateral securing the Secured Working Capital Line.”

(ii) Clause (iii) of the definition of “Restricted Payments” in the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

“(iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of the Company or Parent Issuer now or hereafter outstanding (other than any outstanding warrants issued pursuant to the First Lien Warrant Agreement or the Second Lien Warrant Agreements or any warrants issued in connection with the Secured Working Capital Line) and”

(iii) The definition of “Second Lien Documents” in the Third Lien Exchange Agreement is hereby amended and restated in its entirety as follows:

““Second Lien Documents” means the Second Lien Notes, the Second Lien Purchase Agreement, the Second Lien Guaranty, the Second Lien Parent Guaranty, the Second Lien Collateral Documents, the Second Lien Collateral Agency Agreement, the Second Lien Warrant Agreements and the Second Lien Registration Rights Agreement and all certificates, instruments and other documents made or delivered in connection herewith and therewith; provided, however, that solely as used in Sections 5.10(b) and 5.14(a)(1), the term “Second Lien Documents” shall be deemed to include any definitive note purchase agreement entered into in connection with the Secured Working Capital Line.”

Section 8. Conditions Precedent.

(a) First Lien.  Except as set forth in Sections 1 and 2, this Amendment and Waiver shall become effective with respect to the First Lien Purchase Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, PacketVideo, the other guarantors signatory hereto and the Required Holders under the First Lien Purchase Agreement.

(b) Second Lien.  Except as set forth in Sections 1 and 2, this Amendment and Waiver shall become effective with respect to the Second Lien Purchase Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, PacketVideo, the other guarantors signatory hereto and the Required Holders under the Second Lien Purchase Agreement.

(c) Third Lien.  Except as set forth in Sections 1 and 2, this Amendment and Waiver shall become effective with respect to the Third Lien Exchange Agreement as of the date hereof when this Amendment and Waiver has been duly executed and delivered by Parent, NextWave, PacketVideo, the other guarantors signatory hereto and the Required Holders under the Third Lien Exchange Agreement.

(d) Additional Provision with Respect to Waivers.  The waivers set forth in Sections 1 through 4 of this Amendment and Waiver shall become effective with respect to the First Lien Notes, Second Lien Notes and/or Third Lien Notes to the extent and at the time the signatures of the requisite Holders of each series of such notes is obtained, without regard to the effectiveness of the remaining provisions of this Amendment and Waiver.

Section 9. Representations and Warranties of NextWave and Guarantors.  In order to induce the noteholders party hereto to enter into this Amendment and Waiver, each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors under each of the Note Agreements, by its execution of a counterpart of this Amendment and Waiver, represents and warrants that:

(a) such Note Party has all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into this Amendment and Waiver and to carry out the transactions contemplated by, and perform its obligations under, the Note Agreements as modified by this Amendment and Waiver (the “Amended Agreements”);

(b) the execution and delivery of this Amendment and Waiver and the performance of the Amended Agreements have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, on the part of each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors;

(c) the execution and delivery by such Note Party of this Amendment and Waiver and the performance by each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors of the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Note Party, or violate any Organizational Document of NextWave, Parent, PacketVideo, Broadband or any other Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (other than Liens pursuant to the Note Documents), or (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date of this Amendment and Waiver;

(d) the execution and delivery by each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors of this Amendment and Waiver and the performance by each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors of the Amended Agreements do not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date of this Amendment and Waiver;

(e) this Amendment and Waiver has been duly executed and delivered by each of NextWave, Parent, PacketVideo, Broadband and the other Guarantors and this Amendment and Waiver and the Amended Agreements are the legally valid and binding obligations of such Note Party, enforceable against such Note Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(f) after giving effect to this Amendment and Waiver, no Default or Event of Default exists under the Note Agreements;

(g) no Holder has received a fee in consideration of such Holder’s consent to this Amendment and Waiver; and

(h) after giving effect to this Amendment and Waiver, all representations and warranties contained in each of the Note Agreements are and shall be true and correct in all material respects on and as of the date hereof and thereof, as the case may be, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

(i) after giving effect to this Amendment and Waiver, it has performed or is in the process of performing in all material respects all agreements to be performed on its part as set forth in the Amended Agreements.

Section 10. Acknowledgement of Security Interests.  Each Note Party hereby acknowledges, confirms and agrees that, except for the releases of PacketVideo and its subsidiaries expressly set forth herein or specifically contemplated hereby, each Collateral Agent, for itself and the benefit of the respective Holders, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral granted to such Collateral Agent, for itself and the benefit of such Holders, pursuant to the respective Note Documents.

Section 11. Guarantor Acknowledgment and Consent.  Each guarantor (or pledgor) listed on the signatures pages hereof other than PacketVideo (each, a “Guarantor”) hereby acknowledges and agrees that any of the subsidiary, Guaranty and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and Waiver.  Each Guarantor represents and warrants that, after giving effect to this Amendment and Waiver, all representations and warranties contained in the Amended Agreements and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date of this Amendment and Waiver to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Section 12. Governing Law.  THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13. Miscellaneous.

(a) Reference to and Effect on the Note Agreements and the Other Note Documents.  On and after the date of this Amendment and Waiver, each reference in any Note Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to such Note Agreement, and each reference in the other Note Documents to the “Purchase Agreement”, “Exchange Agreement”, “thereunder”, “thereof” or words of like import referring to such Note Agreement shall mean and be a reference to the applicable Amended Agreement.

(b) Except as specifically amended by this Amendment and Waiver, the Note Agreements and the other Note Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment and Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Holder under, any Note Agreement or any of the other Note Documents.

Section 14. Fees and Expenses.  NextWave acknowledges that all costs, fees and expenses as described in Section 1.4 of the First Lien Purchase Agreement and

Section 1.5 of the Second Lien Purchase Agreement incurred by the Holders with respect to this Amendment and Waiver and the documents and transactions contemplated hereby shall be for the account of NextWave.  Parent and NextWave each acknowledge that all costs, fees and expenses as described in Section 1.5 of the Third Lien Exchange Agreement incurred by the Holders with respect to this Amendment and Waiver and the documents and transactions contemplated hereby shall be for the account of Parent and NextWave.

Section 15. Headings.  Section and subsection headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose or be given any substantive effect.

Section 16. Counterparts.  This Amendment and Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

[Signature Page to Noteholder Limited Waiver]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver to be executed by their respective duly authorized officers as of the date first written above.

NEXTWAVE WIRELESS LLC

By:	/s/ Frank Cassou
	Name:	Frank Cassou
	Title:	Secretary

NEXTWAVE BROADBAND INC., NW SPECTRUM CO., AWS WIRELESS INC., and WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Frank Cassou
	Name:	Frank Cassou
	Title:	Secretary

NEXTWAVE WIRELESS INC.

By:	/s/ James C. Brailean
	Name:	James C. Brailean
	Title:	CEO

[Signature Page to Noteholder Limited Waiver]

REQUIRED NOTEHOLDERS

FIRST LIEN NOTEHOLDERS

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

AVENUE INVESTMENTS, L.P.

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

DK ACQUISITION PARTNERS, L.P.

By: /s/ Avi Friedman
     Name: Avi Friedman
     Title: General Partner

HIGHBRIDGE INTERNATIONAL LLC
By:  Highbridge Capital Management, LLC
Its Trading Manager

By:________________
     Name:
     Title:

INVESTCORP INTERLACHEN MULTI-
STRATEGY MASTER FUND LIMITED

By: /s/ Gregg T. Colburn
     Name: Gregg T. Colburn
     Title: Authorized Signatory

[Signature Page to Noteholder Limited Waiver]

POLYGON DEBT HOLDINGS LIMITED

By:________________
     Name:
     Title:

SILVER OAK CAPITAL, L.L.C.

By: /s/ Thomas M. Fuller
     Name: Thomas M. Fuller
     Title: Authorized Signatory

[Signature Page to Noteholder Limited Waiver]

SECOND LIEN NOTEHOLDERS

AVENUE AIV US, L.P.
By:  Avenue AIV US Genpar, LLC, its General Partner

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

SOLA LTD

By: /s/ Chris Pucillo
     Name: Chris Pucillo
     Title: Director

[Signature Page to Noteholder Limited Waiver]

THIRD LIEN NOTEHOLDERS

AVENUE CDP GLOBAL OPPORTUNITIES FUND,
L.P.
By:  Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

AVENUE INTERNATIONAL MASTER L.P.
By:  Avenue International Master Fund GenPar, Ltd., its General Partner

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

AVENUE INVESTMENTS, L.P.
By:  Avenue Partners, LLC, its General Partner

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:  Avenue Capital Partners IV, LLC, its General
Partner
By:  GL Partners IV, LLC, its Managing Member

By: /s/ Sonia Gardner
     Name: Sonia Gardner
     Title: President and Managing Partner

D.E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By: /s/ Brandon Baer
     Name: Brandon Baer
     Title: Authorized Signatory

D.E. SHAW VALENCE PORTFOLIOS, L.L.C.
By:  D.E. Shaw & Co., L.P., as managing member

By: /s/ Joseph Prior
     Name: Joseph Prior
     Title: Authorized Signatory

[Signature Page to Noteholder Limited Waiver]

KEVIN FINN & MADELINE MARIN FINN LIVINGTRUST

By: /s/ Kevin Finn
     Name: Kevin Finn
     Title: Trustee

HIGHBRIDGE CONVERTIBLE ARBITRAGE MASTER FUND, L.P.
By:  Highbridge Capital Management, LLC
Its Trading Manager

By:________________
     Name:
     Title:

HIGHBRIDGE INTERNATIONAL LLC
By:  Highbridge Capital Management, LLC
Its Trading Manager

By:________________
     Name:
     Title:

INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED
By:  Interlachen Capital Group LP, Authorized Signatory

By: /s/ Gregg T. Colburn
     Name: Gregg T. Colburn
     Title: Authorized Signatory

/s/ Douglas F. Manchester
Douglas F. Manchester

NAVATION INC.

By:________________
     Name:
     Title:

[Signature Page to Noteholder Limited Waiver]

PERMAL YORK LIMITED
By:  JGD Management Corp., its Investment Manager

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

SOLA LTD

By: /s/ Chris Pucillo
     Name: Chris Pucillo
     Title: Director

SOLUS CORE OPPORTUNITIES MASTER FUNDLTD

By: /s/ Chris Pucillo
     Name: Chris Pucillo
     Title: Director

KINGS ROAD INVESTMENTS LTD.

By:________________
     Name:
     Title:

YORK CAPITAL MANAGEMENT, L.P.
By:  Dinan Management, LLC

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

YORK CREDIT OPPORTUNITIES FUND, L.P.
By:  York Credit Opportunities Domestic Holdings, LLC, its General Partner

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

[Signature Page to Noteholder Limited Waiver]

YORK CREDIT OPPORTUNITIES UNIT TRUST
By:  York Credit Opportunities Offshore Holdings, LLC, its Investment Manager

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

YORK GLOBAL VALUE PARTNERS, L.P.
By:  York Global Value Holdings, LLC, its GeneralPartner

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

YORK INVESTMENT LIMITED
By:  York Offshore Holdings, Ltd., its InvestmentManager

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

YORK SELECT, L.P.
By:  York Select Domestic Holdings, LLC, its General
Partner

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

YORK SELECT UNIT TRUST
By:  York Select Offshore Holdings, LLC, its Investment Manager

By: /s/ Adam J. Semler
     Name: Adam J. Semler
     Title: CFO

[Signature Page to Noteholder Limited Waiver]